Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Shire Pharmaceuticals Group plc Registration Statement No. 333-91552 on Form S-8 of our report dated June 28, 2004, appearing in this Annual Report on Form 11-K of the 1997 Restated Shire US Inc. 401(k) Savings Plan and Trust for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

June 28, 2004